     As filed with the Securities and Exchange Commission on March 26, 2001
                                                     REGISTRATION NO. 333-58849
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ----------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ----------

                            DEXTERITY SURGICAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              74-2559866
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                         12961 PARK CENTRAL, SUITE 1300
                            SAN ANTONIO, TEXAS 78216
                                 (210) 495-8787
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ----------

                              RANDALL K. BOATRIGHT
                            EXECUTIVE VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                            DEXTERITY SURGICAL, INC.
                         12961 PARK CENTRAL, SUITE 1300
                            SAN ANTONIO, TEXAS 78216
                                 (210) 495-8787
  (Name, address, including zip code and telephone number, including area code, of agent for service)

                                  ----------

                                    Copy to:
                                PHILLIP M. RENFRO
                           FULBRIGHT & JAWORSKI L.L.P.
                         300 CONVENT STREET, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 224-5575

                                  ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  ----------

================================================================================

         This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement on Form S-3, including all amendments thereto (File No. 333-58849) (the "Registration Statement"), pursuant to which Dexterity Surgical, Inc., a Delaware corporation (the "Registrant"), registered 370,000 shares of its common stock, par value $.001 per share (the "Common Stock").

         The Registrant hereby withdraws from registration those shares of Common Stock previously registered pursuant to the Registration Statement that remained unsold due to the delisting from trading of the Registrant's shares of Common Stock on The Nasdaq Stock Market effective October 24, 2000. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas the 26 day of March, 2001.

                                       DEXTERITY SURGICAL, INC.


                                       By:      /s/ Randall K. Boatright
                                             ----------------------------------
                                                    Randall K. Boatright
                                                    Executive Vice President,
                                                    Chief Financial Officer
                                                    and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard A. Woodfield or Randall K. Boatright, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                            DATE
---------                                   -----                                            ----
/s/ Richard A. Woodfield**                  President, Chief Executive                       March 26, 2001
------------------------------------        Officer and Director
Richard A. Woodfield                        (Principal Executive Officer)

/s/ Randall K. Boatright                    Executive Vice President,                        March 26, 2001
------------------------------------        Chief Financial Officer and Director
Randall K. Boatright                        (Principal Financial Officer,
                                            and Principal Accounting Officer)

/s/ William H. Bookwalter**                 Vice President and Director                      March 26, 2001
------------------------------------
William H. Bookwalter


/s/ Jeffrey H. Berg**                       Director                                         March 26, 2001
------------------------------------
Jeffrey H. Berg


/s/ Robert L. Evans**                       Director                                         March 26, 2001
------------------------------------
Robert L. Evans

/s/ Christopher K. Black                    Director                                         March 26, 2001
------------------------------------
Christopher K. Black


** By:  /s/ Randall K. Boatright
       -----------------------------
          Randall K. Boatright
          Attorney-in-Fact